EXHIBIT 4.1

AMENDMENT NO. 1 TO
EQUITY COMMITMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EQUITY COMMITMENT AGREEMENT (“Amendment”) is made and entered into as of March 23, 2010 by and between BERKSHIRE HATHAWAY INC., a corporation duly organized and validly existing under the laws of the State of Delaware (“Berkshire”), and MIDAMERICAN ENERGY HOLDINGS COMPANY, a corporation duly organized and validly existing under the laws of the State of Iowa (“MEHC”). Berkshire and MEHC are collectively referred to as the “Parties.”

RECITALS

WHEREAS, Berkshire and MEHC entered into that certain Equity Commitment Agreement (“Agreement”) dated as of March 1, 2006 pursuant to which Berkshire agreed to contribute up to the Maximum Equity Amount to the equity of MEHC until the Termination Date for the purposes set forth in Section 3 of the Agreement; and

WHEREAS, Berkshire and MEHC each desire to extend the term of the Agreement to February 28, 2014; and

WHEREAS, Berkshire and MEHC desire to reduce the Maximum Equity Amount from $3,500,000,000 to $2,000,000,000 effective as of March 1, 2011;

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements as hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

Section 1.  Definitions.  Capitalized terms used herein not otherwise defined herein have the meanings set forth in Agreement.

Section 2.  Extension of Equity Contribution Commitment.  The Parties hereby agree that the term “Termination Date” shall be amended to mean “February 28, 2014.”

Section 3.  Revised Maximum Equity Amount.  The Parties agree that the definition of the term “Maximum Equity Amount” shall be amended to read in its entirety as follows:  “’Maximum Equity Amount’ means $3,500,000,000 until February 28, 2011 and $2,000,000,000 from and after March 1, 2011.”

Section 4.  Berkshire Representations and Warranties.  Berkshire hereby confirms that the representations and warranties set forth in Section 5 of the Agreement are true and correct on and as of the date hereof and that, for purposes of these representations and warranties, the term “the Agreement” as used in Section 5 shall mean “the Agreement, as amended by this Amendment.”

Section 5.  Exhibit A.  The Parties hereby agree that Exhibit A to the Agreement shall be deleted in its entirety and replaced with Exhibit A annexed hereto.

Section 6.  Notices. Effective as of the date hereof, all notices to be given to MEHC shall be addressed as follows:

MEHC:	MidAmerican Energy Holdings Company 1111 South 103rd Street Omaha, Nebraska 68124-1000
Telephone: (402) 231-1642 Fax: (402) 231-1658 Attn: General Counsel

Section 7.  Agreement Remains Effective.  Except as modified herein or amended hereby, the terms and conditions contained in the Agreement shall continue in full force and effect.

Section 8.  Counterparts.  This Amendment may be executed in several counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment No. 1 to Equity Commitment Agreement as of the date first above written.

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
Name: Marc D. Hamburg
Title: Senior Vice President

MIDAMERICAN ENERGY HOLDINGS COMPANY
By:	/s/ Douglas L. Anderson
Name: Douglas L. Anderson
Title: Senior Vice President

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EXHIBIT A

FORM OF EQUITY REQUISITION CERTIFICATE

[DATE]

Berkshire Hathaway Inc.
1440 Kiewit Plaza
3555 Farnam Street
Omaha, NE 68131
Attention:

Ladies and Gentlemen:

This Equity Requisition Certificate is delivered to you pursuant to Section 2 of that certain Equity Commitment Agreement, dated as of March 1, 2006, as amended by that certain Amendment No. 1 dated as of _____________ (the “Equity Commitment Agreement”), by and between you and MEHC.  This request has been authorized by the MEHC Board of Directors. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Equity Commitment Agreement.

We hereby request that, in exchange for issuance of Equivalent Common Shares, you contribute an Equity Contribution to MEHC in the amount and on or prior to the date set forth below:

Amount of Equity Contribution:  $_________________

Date of Equity Contribution:  _____________________

Very truly yours,

MIDAMERICAN ENERGY HOLDINGS COMPANY

By:	_________________________
   Name:
   Title: